PROMISSORY NOTE

EXECUTED BY:	CANYON COPPER CORP.
(the "Borrower")

IN FAVOUR OF:	ANTHONY R. HARVEY
(the "Lender")

PRINCIPAL AMOUNT:	USD $25,000

DATE OF EXECUTION:	January 13, 2009

PLACE OF EXECUTION:	Vancouver, British Columbia

FOR VALUE RECEIVED the Borrower hereby promises to pay to or to the order of the Lender on January 1, 2010, the principal sum of USD $25,000, together with interest thereon at the rate of 15% per annum, calculated and compounded annually, both before and after maturity from the date hereof.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Borrower agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, British Columbia this 13th day of January, 2009.

CANYON COPPER CORP.
by its authorized signatory:

/s/ Kurt Bordian
________________________________
KURT BORDIAN